CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion of our report dated February 26, 1999 on our audits of the financial statements of First Waukegan Corporation appearing in this filing on Form 8-K (File No. 0-18166).


                                   /s/ Scanlon & Mathews LLP
                                   Scanlon & Mathews LLP

Chicago, Illinois
September 7, 1999